                                   Exhibit 3.1


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           COMTREX SYSTEMS CORPORATION


TO:      THE SECRETARY OF STATE
         STATE OF DELAWARE


         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, this Certificate of Amendment is being filed in order to amend the Certificate of Incorporation of COMTREX SYSTEMS CORPORATION, a Delaware corporation (the "Corporation"), as set forth below:

         1.       The name of the corporation is COMTREX SYSTEMS CORPORATION.
         2. Article Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of all classes of stock that the Corporation is hereby authorized to issue is ELEVEN MILLION (11,000,000) shares, consisting of ten million (10,000,000) shares of Common Stock, par value $.001 per share, and one million (1,000,000) shares of Preferred Stock, par value $1.00 per share. The designations, preferences, privileges and voting powers of the shares of each class and the restrictions and qualifications shall be the same in all respects as though shares of one class, except as follows:

                           (a) Shares of the Preferred Stock may be issued from
                  time-to-time in one or more series, each of such series to have such powers, designations, preferences and relative participating or optional or other special rights and such qualifications, limitations or restrictions thereon, as expressly provided herein, or to the extent provided by law, or in a resolution or resolutions providing for the issuance of such series, adopted by the board of directors, which is hereby vested with such authority in respect thereof. Without limiting the generality of the foregoing, the board of directors is hereby expressly empowered to provide for the issuance of shares of Preferred Stock at any time and from time-to-time in one or more series, and to fix as to each such shares, by resolutions providing for the issuance of such series:

                                    (i) the number of shares to constitute such
                           series, and the designation thereof;

                                    (ii) the voting power of each share of such
                           series, if any, and without limitation, the vote or fraction of vote to which each such share may be entitled, the events upon the occurrences of which such shares may be entitled to vote, and including any and all restrictions or eliminations entirely of the right of such shares to vote;

                                    (iii) the rate of dividend, if any, and the
                           extent of further participation in dividend distribution, if any, and whether dividends shall be cumulative or non-cumulative;

                                    (iv) whether or not such series shall be
                           redeemable, and if so, the terms and conditions upon which shares shall be redeemable;

                                    (v) the extent, if any, to which such series
                           shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

                                    (vi) the rights, if any, of such series, in
                           the event of dissolution of the Corporation, or upon any distribution of the assets of the Corporation;

                                    (vii) whether or not the shares of such
                           series shall be convertible, and if so, the terms and conditions of which shares of such series shall be convertible; and

                                    (viii)such other powers, designations,
                           preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon as to the extent permitted by law.

                           (b) Except as otherwise provided by law, the board of
                  directors shall have full authority to issue at any time and from time-to-time shares of Common Stock or shares of Preferred Stock in any manner and amount and for such consideration as it in its absolute discretion shall determine."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

         4. The amendment shall be effective upon the filing hereof.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 25th day of October, 1999.



                                             COMTREX SYSTEMS CORPORATION



Attested:  /s/ Anthony S. Maladra            By: /s/ Jeffrey C. Rice
          --------------------------------      -----------------------------
          ANTHONY S. MALADRA, Secretary         JEFFREY C. RICE, President